Exhibit 99.1

    FOR IMMEDIATE RELEASE

Columbia Laboratories, Inc. to Become Juniper Pharmaceuticals, Inc.

- Company to Begin Trading as “JNP” on April 13, 2015 -

- Company Updates on COL-1077 -

Boston, MA – April 2, 2015 – Columbia Laboratories, Inc. (Nasdaq: CBRX) (the “Company”), today announced that it will adopt Juniper Pharmaceuticals, Inc. as its new corporate brand. The name change will become effective Friday, April 10, 2015, and the Company’s common stock will begin trading on the Nasdaq Stock Exchange under the new ticker symbol — “JNP” — on Monday, April 13, 2015. The Company will also unveil its new logo and launch its new website, www.juniperpharma.com, on April 13, 2015.

“Adopting the Juniper Pharmaceuticals brand marks the next step in the Company’s return to developing specialty products in women’s health. We are committed to anticipating and addressing unmet medical needs and developing important therapeutics for patients,” said Frank Condella, President and CEO.

The Company’s wholly owned subsidiary, Molecular Profiles Ltd. based in Nottingham, England, will also begin operating as Juniper Pharma Services on April 13, 2015.

“The single Juniper brand formalizes the synergies we have built across our CRINONE® franchise, services business and proprietary product development programs,” concluded Mr. Condella.

As planned, in March the Company filed an Investigational New Drug application for its lead product candidate, COL-1077, a 10% lidocaine bioadhesive gel. The Company expects the first patient will enter a Phase II clinical trial later this quarter. The trial is a randomized, double-blinded, placebo controlled study that will enroll 150 patients at fifteen U.S. sites that intends to evaluate the efficacy of COL-1077 for use as an acute anesthetic for women undergoing transvaginal pipelle-directed endometrial biopsy.

The Company recently announced the licensure of worldwide exclusive rights to a novel intra-vaginal ring (“IVR”) technology that enables the delivery of one or more pharmaceuticals at different dosages and release rates in a single segmented ring. This patient administered device will be utilized as a key drug delivery platform for the Company’s emerging proprietary product pipeline. The IVR technology was developed by renowned scientists Dr. Robert Langer from the Massachusetts Institute of Technology and Dr. William Crowley from Massachusetts General Hospital and Harvard Medical School. Drs. Langer and Crowley have joined the Company as strategic scientific advisors to guide R&D initiatives and drug development strategy.

The Company’s value creation strategy is to support the continued growth of the CRINONE® franchise by its partners Merck Serono and Actavis, expand and maintain a profitable services business by providing unique pharmaceutical development capabilities to global pharmaceutical customers, and invest operating cash flow into a proprietary product pipeline to build long-term shareholder value.

About Columbia Laboratories

Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing therapeutics that address unmet medical needs in women’s health. The Company has a successful heritage in developing pharmaceutical products, including CRINONE® 8% (progesterone gel), which is marketed by Actavis, Inc. in the U.S. and by Merck Serono S.A. in over 60 countries worldwide. Columbia is uniquely positioned to leverage in-house pharmaceutical development, clinical trial manufacturing, and analytical capabilities to advance an internal development pipeline, while also providing these valuable services to its pharmaceutical industry customers worldwide. Please visit www.columbialabs.com for more information.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S.

Forward Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are usually indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” or similar expressions, and which are generally not historical in nature. These include all statements relating to expected financial performance and future business or product developments. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Columbia Laboratories does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law. For a discussion of certain risks and uncertainties associated with Columbia Laboratories’ forward-looking statements, please review the Company’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2014.

Contact:

Katja Buhrer

MBS Value Partners

(212) 661-7004

katja.buhrer@mbsvalue.com

###